Exhibit 10.61
AXALTA COATING SYSTEMS LTD.
2014 INCENTIVE AWARD PLAN

STOCK OPTION AWARD AGREEMENT

ELECTRONIC ACCEPTANCE OF STOCK OPTION AWARD:

By clicking on the “ACCEPT AWARD” box on the “Award Acceptance”, you agree to be bound by the terms and conditions of this Stock Option Award Agreement (the “Agreement”) and the Axalta Coating Systems Ltd. 2014 Incentive Award Plan (as amended from time to time, the “Plan”). You acknowledge that you have reviewed the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of Options pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined in the Plan) upon any questions relating to this Agreement and the Plan.

Axalta Coating Systems Ltd., a Bermuda exempted limited liability company (the “Company”), pursuant to its Plan, has granted to you (“Participant”), an option (the “Option”) to purchase the number of shares of Common Stock (“Shares”) set forth in the “Award Summary” page applicable to the Option on the Morgan Stanley online site (the “Award Summary”). The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.
ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, except with respect to the definition of Change in Control as defined in this Agreement.
ARTICLE II.
GRANT OF OPTION
2.1    Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the award date set forth in the Award Summary (the “Grant Date”), the Company has granted to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Award Summary,

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upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 13.2 of the Plan.
2.2    Exercise Price. The exercise price per share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Award Summary.
2.3    Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
ARTICLE III.
VESTING AND PERIOD OF EXERCISABILITY
3.1    Vesting; Commencement of Exercisability.
(a)    Subject to Sections 3.2, 3.3, 5.9 and 5.14 hereof, the Option shall become vested and exercisable as set forth in the Original Vesting Schedule section of the Award Acceptance. Subject to Section 3.1(c), in the event of Participant’s Termination of Service by the Company without Cause within two (2) years after a Change in Control, any unvested Shares subject to the Option shall immediately vest in full; provided, that if Participant is party to a severance or employment agreement with the Company or any of its affiliates or is a participant in a severance policy of the Company or any of its affiliates, in either case, that provides greater vesting protection to Participant, the Options shall be treated in accordance with the applicable terms of such agreement or policy.
(b)    Unless otherwise determined by the Administrator, any portion of the Option that has not become vested and exercisable on or prior to the date of Participant’s Termination of Service shall be forfeited on the date of Participant’s Termination of Service, unless otherwise provided in the Plan, and shall not thereafter become vested or exercisable.
(c)    As a condition to any accelerated vesting of the Option as set forth in Section 3.1(a), Participant shall, within the thirty (30) day period following the date of Participant’s Termination of Service, execute and not revoke a general release of all claims, including all known and unknown and current and potential claims, in favor of the Company and its affiliates in either (A) a form provided to Participant by the Company or (B) if Participant is party to a severance or employment agreement with the Company or any of its affiliates or is a participant in a severance policy of the Company or any of its affiliates, the form of release of claims applicable to Participant under such agreement or policy.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule

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shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The expiration date set forth in the Award Summary;
(b)    Except as the Administrator may otherwise approve, in the event of Participant’s Termination of Service other than for Cause or by reason of Participant’s death or disability, the expiration of six (6) months from the date of Participant’s Termination of Service; provided, that, if (i) Participant incurs a Termination of Service by the Company without Cause within two (2) years after a Change in Control, or (ii) Participant is party to a severance or employment agreement with the Company or any of its affiliates or is a participant in a severance policy of the Company or any of its affiliates, in either case, and Participant becomes entitled to severance under any such agreement or policy within two (2) years after the date of a Change in Control (as defined in such agreement or policy), then such six (6) month period shall be three (3) years from the date of Participant’s Termination of Service;
(c)    Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death, disability or retirement at “normal retirement age” (as defined or determined by the Company or its Subsidiaries from time to time); or
(d)    Except as the Administrator may otherwise approve, upon Participant’s Termination of Service for Cause.
As used in this Agreement, “Cause” shall mean (a) the Board’s determination that Participant failed to substantially perform Participant’s duties (other than any such failure resulting from Participant’s disability); (b) the Board’s determination that Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or Participant’s immediate supervisor; (c) Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing Participant’s duties and responsibilities; or (e) Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company of any of its Subsidiaries. Notwithstanding the foregoing, if Participant is a party to a written employment, consulting or similar agreement with the Company (or its Subsidiary) in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.
3.4    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    Participant shall be required to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising

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pursuant to this Agreement. Participant may make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;
(ii)    with respect to any withholding taxes arising in connection with the exercise of the Option, unless otherwise determined by the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of Shares issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iii)    with respect to any withholding taxes arising in connection with the exercise of the Option, unless otherwise determined by the Administrator, by tendering to the Company Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iv)    with respect to any withholding taxes arising in connection with the exercise of the Option, subject to Participant’s compliance with the Company’s Insider Trading Policy, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(v)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to cancel the option exercise. Alternatively, the Company or its Subsidiaries shall have the authority to (i) deduct such amounts from other compensation payable to Participant and/or (ii) treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) above. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.
(c)    In the event any tax withholding obligation arising in connection with the Option may be satisfied under Section 3.4(a)(ii) above, then the Company may elect to instruct any brokerage firm

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determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares that are issuable upon exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied.
(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Stock. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO or as expressly set forth in the Plan. After the death or disability of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the Participant’s will or under the then applicable laws.
4.2    Partial Exercise. Subject to Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.
(e)    An exercise notice in a form acceptable to the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
(f)    The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 hereof that is acceptable to the Administrator;

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(g)    The payment of any applicable withholding tax in accordance with Section 3.4;
(h)    Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and
(i)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)    Cash or check;
(b)    Unless the Administrator shall determine otherwise, through the surrender of Shares otherwise issuable upon exercise of the Option having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Option or exercised portion thereof;
(c)    Unless otherwise determined by the Administrator, through the surrender of Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;
(d)    Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(e)    Any other form of legal consideration acceptable to the Administrator.
4.5    Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (A) the admission of such Shares to listing on all stock exchanges on which such Stock is then listed, (B) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (D) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration

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permitted under Section 4.4 hereof, and (E) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.
4.6    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 13.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE V.
OTHER PROVISIONS
5.1    Administration. The Administrator shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.
5.2    Whole Shares. The Option may only be exercised for whole Shares.
5.3    Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
5.4    Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 13.2 of the Plan (including, without limitation, an

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extraordinary cash dividend on such Stock), the Administrator may make such adjustments as the Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and/or the kind of securities that may be issued upon exercise of the Option to give effect to such event. Participant acknowledges that the Option and the Shares subject to the Option are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 13.2 of the Plan.
5.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Chief Human Resources Officer of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option pursuant to Section 4.1) at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (if to Participant) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.7    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.8    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
5.9    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
5.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

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5.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.12    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
5.13    Entire Agreement. The Plan and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.14    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
5.15    Agreement Severable. In the event that any provision of this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
5.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.
5.17    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant

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hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
5.18    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.4(a)(iv) or Section 3.4(c) or the payment of the exercise price as provided in Section 4.4(d): (A) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (B) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.
5.19    Incentive Stock Options. Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.
5.20    Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
5.21    Definitions. Notwithstanding anything to the contrary in the Plan, for purposes of this Agreement, “Change in Control” shall mean and includes each of the following: (i) a transaction or series of transactions occurring after the Grant Date whereby any “person” or related “group” of “persons” (as

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such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing 30% or more of the total combined voting power of the Company’s securities outstanding immediately after such transaction; (ii) during any 12 month period, individuals who, at the beginning of such period, constitute the Board together with any new members of the Board whose election by the Board or nomination for election by the Company’s members was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the one-year period or whose election or nomination for election was previously so approved (other than (x) an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, and (y) any member of the Board whose initial assumption of office during such 12 month period in connection with a transaction described in clause (iii)(x) below that occurs with a non-affiliate third party), cease for any reason to constitute a majority thereof; or (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) after the Grant Date of (x) a merger, consolidation, reorganization, or business combination or (y) a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, other than a transaction:
(a)    in the case of clauses (i) and (iii), which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, more than seventy percent (70%) of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(b)    in the case of clause (iii), after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (b) as beneficially owning 30% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
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